ARRIS GROUP, INC.
EMPLOYEE SAVINGS PLAN
EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-68018) pertaining to the ARRIS Group, Inc. Employee Savings Plan of our report dated June 22, 2007, with respect to the financial statements and schedule of the ARRIS Group, Inc. Employee Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2006.
/s/ ERNST & YOUNG LLP
Atlanta, Georgia
June 22, 2007

14